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                           Exhibit (11)
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                 CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
The Cardinal Fund Inc.:


         We consent to the use of our report dated November 17, 1995, included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Legal Counsel and Independent Auditors" in the Statement of Additional Information.


                                                           KPMG PEAT MARWICK LLP


Columbus, Ohio
January 17, 1996